EMPLOYMENT AGREEMENT

This employment agreement made this __ day of _________ 1997, between West Des Moines State Bank (Company) and ________________ (Executive).

Whereas the Executive is presently serving as a senior vice president of the Company and whereas the board of directors of the Company recognizes the valuable contributions that the Executive has made and whereas the board of directors wishes to assure the continued availability of the services of the Executive, as well as the Executive's complete and undivided attention to the affairs of the Company, now therefore, in consideration of the mutual covenants herein contained, the Company and the Executive enter into this employment agreement.

1.   Employment  in Term

     This agreement shall commence on the date hereof and shall continue in effect through December 1999, provided, however, that commencing on January 1, 2000, and each January 1 thereafter, the term of this agreement shall automatically be extended for one additional year unless, not later than by September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this agreement.

2.   Position and Duties

     The Executive shall continue the Executive's service as senior vice president of the Company and shall continue to have such responsibilities and authority as may be given to the Executive from time to time by the president of the Company. The Executive shall devote substantially all the Executive's working time and efforts to the business affairs of the Company.

3.   Compensation and Benefits

     A) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at the rate of not less than $__________ per annum upon the same frequency and on the same basis that the Company normally makes salary payments to other executive personnel. Appropriate adjustments will be made to the Executive's annual base salary giving consideration to the value of the Executive's services, and to comparable adjustments to salaries paid to other executive employees of the Company with the annual increase in base salary to be not less than the increase in the C.P.I for the previous calendar year. If such increases take place, the Company shall not thereafter decrease the Executive's salary without the Executive's consent during the term of this agreement.

     B) Benefits. Company shall provide Executive, in addition to the annual base salary, all benefits made available to other officer staff of the Company as described in the Company benefit plan including, but not limited to; group term life insurance, group medical and disability coverage, paid vacations and paid sick leave, profit sharing plan, paid vacation in an amount established by Company benefit plan but in no event less than four weeks.

4.   Termination by Company

     The Executive's employment may be terminated only under the following conditions.

     A) Death. The Executive's employment hereunder shall terminate automatically upon the Executive's death. Such termination shall be effective on the last day of the month in which the Executive's death occurs.

     B) Disability. If the Executive becomes incapacitated, as defined by the Company's health and disability plan, due to physical or mental illness, and be absent from the Executive's duties on a full time basis for six consecutive months, and shall not have returned to the performance of the Executive's duties within thirty days after receiving written notice of termination, the Company may terminate the Executive's employment.

     C) For Cause. Company may terminate Executive's employment at any time for cause. Cause shall exist if Executive: is adjudged of a material violation of a law or regulation governing the Executive's conduct as an officer or director of the Company; or substantially neglects the Executive's duties, or acts or fails to act the result of which materially impairs the Company's safety and soundness; or engages in personal conduct, which when considering the Executive's position with the Company, would materially detract from its business reputation in the community served.

5.   Compensation upon Termination by the Company

     The Executive shall be entitled to the following compensation upon termination by the Company.

     A) Death. If the Executive's employment is terminated by death, the Company shall pay to the Executive's spouse, beneficiary, or the Executive's estate, the Executive's then current salary through the last day of the month in which such death occurs and shall continue to pay such salary for an additional three months.

     B) Disability. If the Executive shall become disabled, the Company shall continue to pay the Executive's salary until such time as this agreement is terminated in accordance with the provisions relating to termination on account of disability,

     C) For Cause. If the Executive's employment shall be terminated by the Company for cause, the Company shall pay the Executive the Executive's full salary through the date of termination for cause at the rate in effect at the time of notice of termination, and the Company shall thereafter have no further obligations to the Executive under this agreement.

If the Company shall terminate the agreement other than as allowed herein, the Executive shall be paid the Executive's full salary through the date of termination and in addition shall be paid the Executive's monthly salary in effect at the time of termination times the number of months remaining to run until expiration of the Executive's employment agreement plus an amount equal to one years annual base salary. Such lump sum payment shall not be reduced by any present value calculation nor by any other amount and shall be paid to the Executive within thirty days of the Executive's date of termination.

6.   Termination  by the Executive

     The Executive may terminate the Executive's employment hereunder under the following conditions.

     A) Health. If the Executive's health should become impaired to the extent it makes the Executive's continued performance of the Executive's duties hereunder hazardous to the Executive's physical or mental health. Should the Executive desire to terminate this agreement for physical or mental health reasons, the Executive shall be required to furnish a written statement from a qualified physician that such termination is necessary to protect the Executive's physical or mental health and the Executive shall also agree, if requested by the Company, to submit to an examination by a physician selected by the Company and such Company physician must concur in the foregoing determination.

     B) For Sufficient Reason. The Executive shall have sufficient reason to terminate this agreement if:

          i)   there is a change  in  control  of the  Company;

          ii) there is a failure by the Company to substantially comply with any material provision of this agreement and such failure has continued for a period of thirty days after notice of such failure has been given by the Executive to the Company; or

          iii) there is a constructive termination on behalf of the Company by relocating of the Executive outside of Polk County or by substantial diminution of rank or duties.

7.   Compensation upon Termination by the Executive

     A)   If the  Executive  terminates  employment  for  Health as  allowed  in section 6 above, but for reason of disability as elsewhere defined, then the Company shall pay the Executive's current salary through the month of termination and one (1) additional month's salary.

     B) If the Executive terminates employment for Sufficient Reason as allowed in section 6 above, then the Company shall pay the Executive compensation as defined herein.

          i) Change of Control; The Executive agrees that, subject to the terms and conditions, in the event of a change in control of the Company, the Executive will remain in the employ of the Company for a period of at least six months from the occurrence of such change in control of the Company or, if shorter, until the termination of the Executive's employment by reason of the Executive's total disability or death. Subject to the terms and conditions of this agreement, following a change in control of the Company the Executive shall be entitled to the following benefits: a) If the Executive remains in the employ of the Company for a period of six (6) months immediately following the date of occurrence of a change in control of the Company, the Company shall pay the Executive a lump sum payment in the amount of one (1) year's annual base compensation within thirty days after the expiration of said six (6) month period, regardless of whether or not the Executive continues in the employ of the Company after the expiration of said six (6) month period. b) If the Executive's employment during such six (6) month period shall be terminated by the Executive for any reason whatsoever other than as a result of the Executive's death or total disability, the Company shall pay the Executive the Executive's full base salary through the date of termination of the Executive's employment at the rate in effect at the time of the Executive's termination of employment, plus any other amounts to which the Executive is entitled under any compensation plan of the Company, at the time such payments are due, but the Executive shall not be entitled to the payment provided for in section (a) above.

          ii) If the Executive terminates employment for Sufficient Reason as defined in (6.B), above, other than for change in control, the Executive shall be paid the Executive's full salary through the date of termination and in addition shall be paid the Executive's monthly salary in effect at the time of termination times the number of months remaining to run until expiration of the Executive's employment agreement plus an amount equal to one year's annual base salary. Such lump sum payment shall not be reduced by any present value calculation nor by any other amount and shall be paid to the Executive within thirty days of the Executive's date of termination.

     C) If the Executive terminates employment for reasons other than (6.A) or (6.B), above, the Executive shall be compensated as if he had been terminated for cause.

8. Change in Control. Change in control shall consist of either of the following occurrences.

     A) A change in control shall be deemed to have occurred if the Company shall be merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company.

     B) A change in control shall mean the acquisition by any corporation or group of associated persons acting in concert, of an a ggregate of more than 30 percent of the outstanding shares of voting stock of the Company coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such persons shall become a majority of the board of directors of the Company.

9.   Agreement Not to Compete

     Executive agrees that during the term of the Executive's employment hereunder and for a period of one (1) year after termination of this agreement for any reason except termination by the Company he will not, either directly or indirectly, on the Executive's own behalf or as a partner, officer, employee, consultant, stockholder (except by ownership of less than 1% of the outstanding stock of a publicly held corporation, of the ownership does not involve any managerial or operation responsibility), director or trustee of any person, firm, or corporation or otherwise, engage in any business within the Company's trading territory, competing with the business now, or on the cessation of the Executive's employment hereunder, carried on by the Company.

10. Miscellaneous. No provision of this agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of Iowa.

11. Validity. The invalidity or unenforceability of any provisions of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

12. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and same instrument.

13.  Nondisclosure

     Executive acknowledges that certain information possessed by the Executive while employed by Company is confidential and proprietary, and important to the Company and to the effective competitive operation of the Company's business. Executive, while employed by Company, and at anytime afterwards, shall make no disclosure, directly or indirectly, of any confidential or proprietary information of Company not otherwise publicly available.

14. Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and sent by certified mail to Executive's residence or to Company at its principal place of business.

15. Waiver of Breach. The waiver by any party of any provisions of this agreement shall not operate or be construed as a waiver of any other part of this agreement.

16. Binding Effect This agreement shall be binding upon and shall inure to the benefit of Company and Executive, and each of their successors, heirs, personal representatives, and permitted assigns. Furthermore if Company is a party to any merger, consolidation, or reorganization or sale of all or substantially all of its assets or business, Company shall cause its successor in such circumstances to expressly assume all obligations of Company under this agreement.

17. Entire Agreement. This agreement contains the entire agreement of the parties, and may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change modification, extension, or discharge is sought.

18.  Captions

     The captions at the head of a section or paragraph of this agreement are designed for convenience of reference only, and are not to be resorted to for purposes of interpreting any provisions of this agreement

AGREED TO this ___ day of ______, 1997

COMPANY                                         EXECUTIVE
West Des Moines State Bank

/s/                                             /s/
---------------------------------------         --------------------------------

ADDENDUM TO EMPLOYMENT AGREEMENT

By this addendum the parties to the Employment Agreement Dated ______, 1997 and attached hereto mutually agree that the initial employment term shall be extended through _____________.

All other terms of the Agreement remain as originally  written and agreed.

Agreed to this ___ day of _________, 1998.

COMPANY
WEST DES MOINES STATE BANK                         EXECUTIVE


By:  /s/                                           /s/
     ---------------------------------             -----------------------------

                                   AMENDMENT

This Agreement dated this ____ day of _______, 2000 amends the Employment Agreement dated, ______ between West Des Moines State Bank (Company) and _____ ____________ (Executive) by deleting in its entirety sub paragraph Bi) of paragraph 7 of said agreement and in its place substituting the following new sub paragraph Bi):

Subject to the terms and conditions of this agreement, following a "Change of Control" the Executive shall be entitled to the following benefits:

A. Upon the occurence of a "Change of Control" as defined in paragraph 8 below, the Company shall pay the Executive a lump sum payment in the amount of six (6) months annual compensation within 30 days of the date of occurrence of a "Change of Control".

B.   If the  Executive  remains in the employ of the Company for a period of six
     (6) months from the date of occurrence of a change in control of the Company, the Company shall pay the Executive a lump sum payment of six (6) months annual compensation within thirty days after the expiration of said six (6) month period, regardless of whether or not the Executive continues in the employ of the Company after the expiration of said six (6) month period.

C.   If the  Executive  remains in the employ of the Company for a period of one
     (1) year from the date of occurrence of a "Change in Control" of the Company, the Company shall pay the Executive a lump sum payment of one (1) year's compensation within thirty days after the expiration of said one (1) year period, regardless of whether or note the Executive continues in the employ of the Company after the expiration of said one (1) year period.

D. At the option of the Executive upon the occurrence of a "Change in Control" the Executive shall have the right to extend the termination date of Executive's contract for a period not to exceed one (1) year from the date of the "Change of Control" if and only if the existing or extended term of Executive's contract would expire during the one (1) year period following "Change of Control". In order to qualify for the benefits of this option, Executive must exercise such extension in writing within (30) thirty days of the date of "Change of Control". In the event Executive chooses not to exercise this option to extend, or exercises for a period shorter than one year then Executive will only be entitled to benefits under this section for time actually employed.

COMPANY                                         EXECUTIVE

/s/                                             /s/
--------------------------------                --------------------------------
Date:                                           Date:

ADDENDUM TO EMPLOYMENT AGREEMENT

By this addendum, the parties to the Employment Agreement dated _______, mutually agree that the initial or extended employment term under said Agreement shall be extended to ________.

The parties further understand and agree that said extension is consideration for and a pre condition to the benefits and obligations of a certain amendment to Paragraph Bi) of the original Employment Agreement granting certain benefits to Executive upon the occurrence of a "Change in Control" of Company. An executed copy of said amendment is attached hereto. Both this addendum and the amendment of Bi) are made part of the Employment Agreement above referenced.

All other terms of the Agreement remain unchanged.

COMPANY                                         EXECUTIVE

/s/                                             /s/
---------------------------------               --------------------------------
Date:                                           Date:

ADDENDUM TO EMPLOYMENT AGREEMENT

By this addendum, the parties to the Employment Agreement dated _______, mutually agree that the initial or extended employment term under said Agreement shall be extended to ________.

The parties further understand and agree that said extension is consideration for and a pre condition to the benefits and obligations of a certain amendment to Paragraph Bi of the original Employment Agreement granting certain benefits to Executive upon the occurrence of a "Change in Control" of Company. An executed copy of said amendment is attached hereto. Both this addendum and the amendment of Bi) are made part of the Employment Agreement above referenced.

All other terms of the Agreement remain unchanged.

COMPANY                                         EXECUTIVE

/s/                                             /s/
---------------------------------               --------------------------------
Date:                                           Date: